UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

AFP Imaging Corporation
(Exact name of registrant as specified in its charter)

New York	0-10832	13-2956272
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Clearbrook Road
Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 592-6100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to the description of the employment agreements contained in Item 2.01 below, which is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 19, 2007, the Registrant, through a wholly-owned subsidiary, consummated the acquisition of Quantitative Radiology srl, an Italian corporation (“QR”), by acquiring all of the outstanding share capital of QR from the shareholders thereof. The consideration for the acquisition was an aggregate of €13 million, €12 million of which was paid at closing and the remaining €1 million of which had previously been paid to the shareholders of QR as a down payment upon the execution and delivery of the definitive acquisition agreement. Funding for the acquisition was principally derived from two sources, the first of which was the proceeds raised from a private offering of the Registrant’s common stock to equity investors and the second of which was the loan proceeds from ComVest Capital, LLC in connection with a term loan and revolving credit facility.

The QR shareholders from whom the Registrant acquired QR consist of Gianmaria Tommasi, QR’s president, Mara Tacconi, Attilio Tacconi, Pierluigi Mozzo and NIM srl. No material relationship exists among any such person or entity and the Registrant other than in connection with the acquisition of QR, except that the Registrant currently, through its Dent-X division, acts as QR’s exclusive distributor in North and South America, excluding Brazil. The basis for determining the purchase price was arms-length negotiation among the parties with the assistance of an investment banker.

In connection with the acquisition, on April 19, 2007, the Registrant, through its wholly-owned subsidiary, entered into employment agreements with each of Mr. Tommasi, Ms. Tacconi, Mr. Tacconi and Mr. Mozzo, each for a term of five years, with annual salaries equal to €140,000 for Messrs. Tommasi, Tacconi and Mozzo and €80,000 for Ms. Tacconi. Each employment arrangement is terminable at the option of the Registrant after the first anniversary of the date of employment, in which event any employee so terminated would be entitled to one-half of the stated salary for the remaining term. Each agreement contains a non-compete clause which prohibits the employee from engaging in activities competitive with the business of QR for a period of five years from the date of termination of employment.

QR is a global supplier of state-of-the-art, in-office 3D dental computed tomography (CT). QR uses an imaging technology that features a cone shaped beam (a CBCT scanner) of x-rays.

Item 9.01.Financial Statements and Exhibits.

(a)	FinancialStatements of Businesses Acquired.

Financial Statements of Quantitative Radiology srl will be filed pursuant to an amendment to this Report within 71 calendar days after the date that this Report is required to be filed.

(b)	Pro Forma Financial Information.

Pro Form financial information of Quantitative Radiology srl will be filed pursuant to an amendment to this Report within 71 calendar days after the date that this Report is required to be filed.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by AFP Imaging Corporation on April 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFP IMAGING CORPORATION
(Registrant)

Date: April 25, 2007	By:	/s/ Elise Nissen
Elise Nissen
Chief Financial Officer